Exhibit 99.1

PRESS RELEASE

Reference:	LI.07.02
Release	Date: March 28, 2007

Lpath Commences Private Offering of Class A Common Stock

SAN DIEGO, CALIFORNIA: Lpath, Inc. (OTC: LPTN) today announced it has commenced a private offering of up to $17 million of its securities consisting of common stock and warrants. The securities being offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The purpose of the offering is to raise working capital for Lpath for its ongoing drug development activities.

The shares are being offered only to either “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, or “accredited investors,” as defined in Rule 501(a) of the Securities Act.

This press release does not, will not and is not intended to constitute an offer to sell or the solicitation of an offer to buy any security from Lpath. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various assumptions, risks and uncertainties, and accordingly, actual results may differ materially from those contemplated by the forward-looking statements. Except for statements of historical fact, if any, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that required clinical trials will be successful, necessary regulatory approvals will be obtained, or the proposed treatments will prove to be safe or effective. Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, our limited experience in the development of therapeutic drugs, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on research grants, current and future competition, and other risks described from time to time in our filings with the Securities and Exchange Commission. We do not undertake any obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.